Exhibit 99.1

Summarized Tenant Financial Data

Foster Wheeler AG ("Foster Wheeler") currently files its financial statements in reports filed with the SEC, and the following summary financial data regarding Foster Wheeler is taken from its previously filed public reports. For more detailed financial information regarding Foster Wheeler, please refer to their financial statements, which are publicly available with the SEC at http://www.sec.gov.

	For the Fiscal Year Ended
	12/31/2009	12/26/2008	12/28/2007
	(in thousands)
Consolidated Statements of Operations

Operating Revenues	$ 5,056,334	$ 6,854,290	$ 5,107,243
Income before income taxes	455,120	630,897	535,871
Net Income attributable to Foster Wheeler	350,156	526,620	393,874

	As of the Fiscal Year Ended
	12/31/2009	12/26/2008	12/28/2007
	(in thousands)
Consolidated Balance Sheets

Total Assets	$ 3,187,738	$ 3,011,254	$ 3,248,988
Total Long-term debt (including current installments)	212,440	217,364	205,346
Total Stockholders' Equity	831,517	392,562	571,041